SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      August 29, 2000
(Date of earliest event reported)  (August 10, 2000)

CTC COMMUNICATIONS GROUP, INC.
(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)   Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
 (Registrant's telephone number including area code)

 (Former name or former address if changed since last report)

Item 5.  Other Events

(a) On August 10, 2000, the Registrant issued the following press release:

CTC Communications Announces Verizon Strike Will Not Materially Impact Revenue and Access line Growth

--New Customer Acquisition Order Processing Continues with Minimum Delays--

WALTHAM, Mass-August 10, 2000-- CTC Communications Group Inc. (NASDAQ NM:
CPTL)-a rapidly growing next generation communications provider today announced that the Verizon strike should not materially slow its revenue and access line growth for the September Quarter.

"The impact of the Verizon strike on CTC's Revenue and access line growth for the September Quarter should be minimal", stated Steve Milton, CTC's President and COO. "The Companies primary growth engine is converting existing Verizon customers to CTC customers and this process is continuing with relatively minor delays. CTC is not dependent on new installation orders to acquire new customers and grow its revenue base. CTC's new installation order activity is primarily associated with incremental growth lines for CTC's existing customers and migrating CTC's existing customers to the ICN network. Due to the Verizon strike we are at a standstill in these two areas, but this does not materially impact our ability to grow revenue and access lines this quarter".

CTC acquires new customers and access lines from Verizon by placing orders through an electronic bonding arrangement that requires minimal manual intervention. Approximately 65% of these orders are being processed without delay and are being completed in the normal "pre-strike" interval. The remaining 35% are experiencing delays due to limited Verizon resources, but continue to be processed to completion.

CTC orders that are not being process by Verizon because of the strike are "new installation" orders. CTC issues new installation orders for two types of activity; additional lines for existing customers and, T1/T3 facilities used to migrate existing CTC customers from the Verizon network to CTC's Integrated Communications Network (ICN). New Installation orders placed by CTC, and all other CLECs, are being placed in backlog by Verizon and will not be addressed until the strike is over.

Milton continued, "Although our top line growth will continue, our ability to migrate customers to the ICN network and realize on-net margins is substantially impacted by the strike. CTC sales of the ICN network continue, but Verizon provisioning is at a standstill. We are in hopes that Verizon and the Unions will settle this strike quickly and that the backlog of new installation orders is rapidly addressed".
About CTC Communications
CTC is a rapidly growing, next generation communications provider with packet technology that allows it to converge customer's long distance voice, data, Internet and video services on a single broadband access facility and process those converged services over a single packet-based network. Today, the Company serves medium and larger business customers from Virginia to Maine, which includes the most robust telecommunications region in the world-the Washington D.C. to Boston corridor. As of 6/30/00, CTC was serving more than 13,000 customers with over 361,000 access lines.

The Company's Cisco Powered IP+ATM packet network, its 36 branch sales offices and its 450 member sales and service teams, provide contiguous market coverage in the New England and Mid-Atlantic States. The Company, through its dedicated commitment to exceptional customer service has achieved an industry-leading market share in the northeast and an industry-leading line retention rate in excess of 99 percent. More on CTC can be found on the worldwide web at www.ctcnet.com

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including ICN network growth, the provision of local access lines, and the future of next generation communications services. . Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements, including anticipated ICN Network capabilities, which speak only as to the date hereof. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Form 10-K. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

#	#	#


Contact:	John Dinsmore 			 	Alan Russell
		FELDMAN COMMUNICATIONS INC.			CTC COMMUNICATIONS
		410-571-8900 (t)				781-522-8731  (t)
		JDFelCom@aol.com (e)			arussell@ctcnet.com
		www.FedmanCommunications.com		www.ctcnet.com


(b)  On August 23, 2000, the Registrant issued the following press release:

CTC Communications Announces $3.3 Million Dark Fiber Purchase from NorthEast Optic Network

-NEON Fiber Deal Extends CTC Core Network throughout Southern New Hampshire and Maine-

Highlights:

? $3.3 Million Agreement Signed with NorthEast Optic Network, Inc. to Purchase 325 Route Miles of Dark Fiber in Northern New England including colocation

? Commitment to Purchase Optical Networking Equipment from Cisco Systems to "Light Up" the Fiber

WALTHAM, Mass-August 23, 2000-- CTC Communications Group Inc. (NASDAQ: CPTL)- -a rapidly expanding next generation network provider-today announced that the Company has signed a $3.3 million, 20 year agreement with NorthEast Optic Network, Inc. ("NEON") (NASDAQ:NOPT) for 325 route miles of dark fiber extending from Western Massachusetts through Southern New Hampshire and Southern Maine. Under the terms of the agreement NEON will provide colocation along the route as well as ongoing fiber maintenance over the life of the agreement.

This is CTC's second dark fiber purchase. In April 2000 the Company purchased 8300 route miles of dark fiber from Williams Communications covering the Eastern half of the United States. Today's announcement with NEON extends CTC's core fiber network specifically to the commerce centers of the states of New Hampshire and Maine. The Company intends to continue its targeted dark fiber expansion to broaden the geographic reach of its Cisco powered Integrated Communications Network (ICN) and substantially boost bandwidth availability for both the Company and its customers.

CTC further announced that it will install and operate its own optronics along the fiber routes and has selected Cisco Systems Inc., (NASDAQ: CSCO), the worldwide leader in networking for the Internet, as its optronics provider. CTC will purchase industry leading, Internet scale, carrier class optical networking equipment, specifically Cisco's ONS 15454 and ONS 15800 to "light up" the NEON fiber.

In making today's announcement, Robert J. Fabbricatore, CTC's Chairman and CEO stated, "NEON has been a valued partner of CTC since we began deploying our ICN network in 1998 and we are extremely pleased to announce this agreement which represents a continuation of the relationship between our Companies. NEON has fiber routes that help extend CTC's reach to both the primary and secondary centers of commerce in the northern New England states, an important marketplace for us. Additionally, their state of the art network helps CTC provide quality service, redundancy and bandwidth to those markets in an efficient and cost effective manner. Owning and operating the fiber network provides CTC with the tools to effectively manage network costs while keeping pace with the escalating demand for bandwidth. This is a strategic imperative that will enable us to cost effectively and quickly, meet and exceed, customer needs as tomorrow's products and applications - which will be even more bandwidth-intensive - emerge."

Mr. Fabbricatore also noted that the Company continues to explore the purchase of dark fiber in major metropolitan markets. "Moving the power of our broadband ICN network and readily available high level bandwidth progressively closer and closer to the customer's location will be a cornerstone to new applications delivery and speed to market. CTC's fiber and optronics will be integrated directly into the Company's operating support and management systems. This integration will allow CTC to provide bandwidth capacity and routing efficiency on a real-time high-level bandwidth availability to our customers, right at their locations. In short, successful Next Generation Network Communications Providers will bring the network to the customer rather than the customer to the network."


About CTC Communications
CTC is a rapidly growing, next generation communications provider with a packet-based network that allows it to converge voice, data, Internet and video services. Today, the Company serves medium and larger business customers from Washington D.C. to Maine, which includes the most robust telecommunications region in the world-the Washington D.C. to Boston corridor. Designated by Bloomberg Personal Finance Magazine as one of the top "one hundred fastest growing U.S. technology companies," CTC was serving more than 13,000 customers with over 361,000 access lines as of June 30, 2000.

The Company's Cisco Powered IP+ATM packet network, its 36 branch sales offices and its 450 member sales and service teams, provide contiguous marketing and technology coverage throughout the Northeast and Mid-Atlantic states. The Company, through its dedicated commitment to exceptional customer service has achieved an industry-leading market share and an industry-leading line retention rate in excess of 99 percent. CTC can be found on the worldwide web at www.ctcnet.com

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including branch sales office, ICN Network expansion and fiber network build-out. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Additional information about these risks and uncertainties is set forth in the Company's most recent reports on Forms 10-K and 10Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.

#	#	#


Contact:	John Dinsmore 			 	Alan Russell
		Feldman Communications Inc.		CTC Communications
		410-571-8900 (t)				781-522-8731  (t)
		JDFelCom@aol.com (e)			arussell@ctcnet.com
		www.FeldmanCommunications.com		www.ctcnet.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  CTC COMMUNICATIONS GROUP, INC.

                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration

Dated: August 29, 2000